Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

On March 25, 2025, Rafael Holdings, Inc. (“Rafael” or the “Company”), Cyclo Therapeutics, Inc. (“Cyclo”), Tandem Therapeutics, Inc., a wholly-owned subsidiary of the Company (“First Merger Sub”), and Tandem Therapeutics, LLC, a wholly-owned subsidiary of the Company (“Second Merger Sub”), completed a business combination transaction pursuant to which: (i) First Merger Sub merged with and into Cyclo, with Cyclo being the surviving entity (the “First Merger”), and (ii) immediately following the First Merger, Cyclo merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity (the “Surviving Entity”) of the subsequent merger (the “Second Merger” and together with the First Merger, the “Merger”). As a result of the Merger, Rafael owns 100% of the outstanding equity interests in the Surviving Entity owning the business of Cyclo. The Merger was accounted for as a business combination pursuant to Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”), where Rafael was the acquirer and the assets and liabilities of Cyclo are preliminarily measured and recognized based on their estimated fair values as of the date of the Merger. Refer to Note 1 to the unaudited pro forma condensed combined financial information below.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Rafael Holdings, Inc. and Subsidiaries (“Rafael”), and Cyclo Therapeutics, Inc. (“Cyclo”) adjusted to give effect to the Merger, as defined in Note 1 to the unaudited pro forma condensed combined financial information below, and the related Financing Transactions, as defined in Note 6 to the unaudited pro forma condensed combined financial information below, between Rafael and Cyclo. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Rafael previously acquired Cornerstone Pharmaceuticals, Inc. (“Cornerstone”), which was a significant acquisition pursuant to Article 11 of Regulation S-X. The acquisition of Cornerstone closed on March 13, 2024. The Cornerstone Acquisition, and the related transactions, including the Cornerstone Restructuring and RP Finance Consolidation, are defined and detailed in Note 2 and the accompanying pro forma adjustments are discussed in Note 8 to the unaudited pro forma condensed combined financial information below.

Rafael and Cyclo have different fiscal year ends. Rafael’s fiscal year end is July 31 and Cyclo’s fiscal year end is December 31. The following unaudited pro forma condensed combined financial information has been prepared to present first, the combination on a pro forma basis of the historical financial statements of Rafael and Cornerstone, after giving effect to the Cornerstone Restructuring, the Cornerstone Acquisition, and the RP Finance Consolidation and second, the historical financial statements of Cyclo, after giving effect to the Financing Transactions and the Merger. All financial information has been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information includes:

(a) the unaudited pro forma condensed combined balance sheet as of January 31, 2025 which combines (i) the unaudited consolidated balance sheet of Rafael as of January 31, 2025, which is included in Rafael’s Form 10-Q filed with the SEC on March 14, 2025 (and which already reflects the Cornerstone Acquisition, Cornerstone Restructuring and RP Finance Consolidation) and (ii) the audited balance sheet of Cyclo as of December 31, 2024, as derived from its historical financial statements included in Exhibit No. 99.1 to this Form 8-K amendment, and gives pro forma effect to the Financing Transactions and Merger as if they had collectively occurred on January 31, 2025; and

(b) the unaudited pro forma condensed combined statement of operations for the six month period ended January 31, 2025 which combines, on a pro forma basis and in accordance with the requirements of Article 11 of Regulation S-X:

(1) (i) the unaudited interim consolidated statement of operations of Rafael for the six month period ended January 31, 2025, which is included in Rafael’s Form 10-Q filed with the SEC on March 14, 2025, and (ii) the unaudited interim statement of operations of Cyclo for the six month period ended December 31, 2024, as calculated by (A) subtracting the amounts in the unaudited interim consolidated statement of operations of Cyclo for the six months ended June 30, 2024, which is included in Cyclo’s Form 10-Q filed with the SEC on August 14, 2024, from (B) the audited consolidated statement of operations of Cyclo for the fiscal year ended December 31, 2024, as derived from its historical financial statements included in Exhibit No. 99.1 to this Form 8-K amendment; and

(2) the pro forma effect of the Cornerstone Restructuring, Cornerstone Acquisition, RP Finance Consolidation, Financing Transactions and Merger as if they had each occurred on August 1, 2023.

(c) the unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2024 which combines, on a pro forma basis and in accordance with the requirements of Article 11 of Regulation S-X:

(1) (i) the audited consolidated statement of operations of Rafael for the fiscal year ended July 31, 2024, which is included in Rafael’s Form 10-K filed with the SEC on November 7, 2024, as amended by Rafael’s Form 10-K/As filed with the SEC on December 20, 2024 and January 8, 2025, (ii) the unaudited interim consolidated statement of operations of Cornerstone for the period from August 1, 2023 through March 13, 2024, the date after which Cornerstone is reflected in Rafael’s operations, as derived from Cornerstone’s historical financial statements; Rafael has included Cornerstone’s unaudited historical financial statements as of and for the six months ended January 31, 2024, as Exhibit No. 99.5 to the registration statement on Form S-4 (File No. 333-282558) filed by Rafael with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on February 13, 2025 (the “Registration Statement”), and (iii) the unaudited statement of operations of Cyclo for the twelve month period ended June 30, 2024, as calculated by (A) adding the amounts in the unaudited interim consolidated statement of operations of Cyclo for the six months ended June 30, 2024, which is included in Cyclo’s Form 10-Q filed with the SEC on August 14, 2024, to (B) the unaudited interim consolidated statement of operations of Cyclo for the six months ended December 31, 2023, as calculated by subtracting the amounts in the unaudited interim consolidated statement of operations of Cyclo for the six months ended June 30, 2023, which is included in Cyclo’s Form 10-Q filed with the SEC on August 14, 2023, from the amounts in the audited annual consolidated statement of operations of Cyclo for the fiscal year ended December 31, 2023, which is included in Cyclo’s Form 10-K filed with the SEC on March 18, 2024, as amended in Cyclo’s Form 10-K/As filed with the SEC on April 29, 2024, November 26, 2024, and December 18, 2024; and

(2) the pro forma effect of the Cornerstone Restructuring, Cornerstone Acquisition, RP Finance Consolidation, Financing Transactions and Merger as if they had each occurred on August 1, 2023.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements and related notes of Rafael, Cornerstone and Cyclo, as referred to above, which are incorporated by reference in, or included as an exhibit to, this Form 8-K amendment. Management has performed a comprehensive review of the accounting policies of Rafael and Cyclo and did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes to this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of consideration, and assets acquired and liabilities assumed. Differences between these preliminary estimates and the final amounts are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial statements and the combined companies’ future results of operations and financial position.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined companies’ results of operations or financial condition had the Cornerstone Restructuring, Cornerstone Acquisition, RP Finance Consolidation, Financing Transactions and Merger been completed on the dates indicated, nor does it purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any cost savings or operating synergies, which may be realized subsequent to the Cornerstone Restructuring, Cornerstone Acquisition, RP Finance Consolidation, Financing Transactions or Merger, or the impact of any integration-related items. Moreover, the pro forma adjustments reflected within the unaudited pro forma condensed combined balance sheet as of January 31, 2025, and within the unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2025 and for the fiscal year ended July 31, 2024, represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JANUARY 31, 2025

(in thousands, except share and per share data)

	As of January 31, 2025	As of December 31, 2024 Cyclo	Transaction Accounting Adjustments
	Rafael Holdings, Inc.	Therapeutics, Inc.	Financing Transactions		Merger		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$48,319	539	$(4,500)	A	$(3,586)	C9	$48,272
			7,500	B
Accounts receivable, net of allowance for credit losses	200	245	—		—		445
Convertible notes receivable, due from Cyclo	16,589	—	4,500	A	(21,472)	F	—
			—		383	E1
Inventory	—	229	—		—		229
Prepaid expenses and other current assets	725	1,687	—		—		2,412
Total current assets	65,833	2,700	7,500		(24,675)		51,358

Property and equipment, net	1,933	18	—		—		1,951
Investments - Cyclo Therapeutics Inc.	10,759	—	—		(10,759)	C	—
Convertible note receivable classified as available-for-sale	1,135	—	—		—		1,135
Goodwill	—	—	—		16,147	C1	16,147
Intangible assets, net	1,787	—	—		1,170	C2	2,957
In-process research and development	1,575	—	—		38,200	C3	39,775
Prepaid expenses, noncurrent	—	1,951	—		—		1,951
Other assets	20	22	—		—		42
TOTAL ASSETS	$83,042	$4,691	$7,500		$20,083		$115,316

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,546	5,262	$—		$—		$7,808
Accrued expenses	1,412	1,058	—		496	D	2,966
Convertible notes payable	614	—	—		—		614
Convertible notes payable, due to Rafael	—	13,199	7,500	B	773	E	—
			—		(21,472)	F
Installment note payable	1,700	—	—		—		1,700
Other current liabilities	107	21	—		—		128
Due to related parties	731	—	—		—		731
Total current liabilities	7,110	19,540	7,500		(20,203)		13,947

Accrued expenses, noncurrent	3,294	—	—		—		3,294
Convertible notes payable, noncurrent	75	—	—		—		75
Deferred income tax liabilities, net	—	—	—		11,417	C4	11,417
Other liabilities	—	2	—		—		2
TOTAL LIABILITIES	10,479	19,542	7,500		(8,786)		28,735

EQUITY (DEFICIT)
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2025	8	—	—		—		8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 24,227,096 issued and 24,125,609 outstanding (excluding treasury shares of 101,487) as of January 31, 2025	241	—	—		71	C5	312
Cyclo Common stock, par value $.0001 per share	—	3	—		(3)	C6	—
Additional paid-in capital	280,831	92,335	—		(92,335)	C6	296,284
					14,621	C5
					360	C7
					472	C8
Accumulated deficit	(215,390)	(107,189)	—		(1,393)	C	(216,896)
					107,962	C6
					(496)	D
					(773)	E
					383	E1
Treasury stock, at cost; 101,487 Class B shares as of January 31, 2025	(168)	—	—		—		(168)
Accumulated other comprehensive income related to unrealized loss on available-for-sale securities	135	—	—		—		135
Accumulated other comprehensive income related to foreign currency translation adjustment	3,724	—	—		—		3,724
Total equity (deficit) attributable to controlling shareholders	69,381	(14,851)	—		28,869		83,399
Noncontrolling interests	3,182	—	—		—		3,182
TOTAL EQUITY (DEFICIT)	72,563	(14,851)	—		28,869		86,581
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$83,042	$4,691	$7,500		$20,083		$115,316

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JANUARY 31, 2025

(in thousands, except share and per share data)

	For the Six Months Ended January 31, 2025	Transaction Accounting Adjustments			Rafael Holdings, Inc. Pro Forma Prior to Financing	For the Six Months Ended December 31, 2024 Cyclo	Transaction Accounting Adjustments
	Rafael Holdings, Inc.	Cornerstone Restructuring	Cornerstone Acquisition	RP Finance Consolidation	Transactions and Merger	Therapeutics, Inc.	Financing Transactions	Merger		Pro Forma Combined
REVENUE
Product Sales	$—	$—	$—	$—	$—	$553	$—	$—		$553
Infusion Technology	51	—	—	—	51	—	—	—		51
Rental – Third Party	98	—	—	—	98	—	—	—		98
Rental – Related Party	56	—	—	—	56	—	—	—		56
Total revenue	205	—	—	—	205	553	—	—		758

COSTS AND EXPENSES
Cost of sales	—	—	—	—	—	38	—	—		38
Cost of Infusion Technology Revenue	75	—	—	—	75	—	—	—		75
General and administrative	5,114	—	—	—	5,114	5,163	—	(1,847	)CC	8,430
Research and development	2,273	—	—	—	2,273	10,298	—	—		12,571
Depreciation and amortization	176	—	—	—	176	4	—	73	AA1	253
Loss on impairment of goodwill	3,050	—	—	—	3,050	—	—	—		3,050
Loss from operations	(10,483)	—	—	—	(10,483)	(14,950)	—	1,774		(23,659)

Interest expense	(325)	—	—	—	(325)	—	—	—		(325)
Interest income	1,057	—	—	—	1,057	550	—	—		1,607
Realized gain on available-for-sale securities	178	—	—	—	178	—	—	—		178
Unrealized loss on investment - Cyclo Therapeutics Inc.	(3,751)	—	—	—	(3,751)	—	—	3,751	AA	—
Unrealized loss on convertible notes receivable, due from Cyclo Therapeutics Inc.	(1,102)	—	—	—	(1,102)	—	—	1,102	EE	—
Loss on change in fair value of convertible promissory note	—	—	—	—	—	1,012	—	(1,012)	EE	—
Other income	(80)	—	—	—	(80)	380	—	—		300
Loss from continuing operations before income taxes	(14,506)	—	—	—	(14,506)	(13,008)	—	5,615		(21,899)
Provision for income taxes	(32)	—	—	—	(32)	—	—	—		(32)
Net loss from continuing operations	(14,538)	—	—	—	(14,538)	(13,008)	—	5,615		(21,931)
Net loss attributable to noncontrolling interests	(891)	—	—	—	(891)	—	—	—		(891)
Net loss from continuing operations attributable to controlling shareholders	$(13,647)	$—	$—	$—	$(13,647)	$(13,008)	$—	$5,615		$(21,040)

Loss per share from continuing operations attributable to common stockholders
Basic and diluted loss from continuing operations per share	$(0.57)				$(0.57)					$(0.67)

Weighted average number of shares used in calculation of loss per share
Basic and diluted	24,121,186				24,121,186			7,132,228	FF	31,253,414

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JULY 31, 2024

(in thousands, except share and per share data)

	For the Fiscal Year Ended July 31, 2024 Rafael	For the period from August 1, 2023 to March 13, 2024 Cornerstone	Transaction Accounting Adjustments					Rafael Holdings, Inc. Pro Forma Prior to Financing Transactions	For the Twelve Months Ended June 30, 2024 Cyclo	Transaction Accounting Adjustments
	Holdings, Inc.	Pharmaceuticals, Inc.	Cornerstone Restructuring		Cornerstone Acquisition		RP Finance Consolidation	and Merger	Therapeutics, Inc.	Financing Transactions	Merger		Pro Forma Combined
REVENUE
Product Sales	$—	$—	$—		$—		$—	$—	$1,132	$—	$—		$1,132
Infusion Technology	355	—	—		—		—	355	—	—	—		355
Rental – Third Party	174	—	—		—		—	174	—	—	—		174
Rental – Related Party	108	—	—		—		—	108	—	—	—		108
Total revenue	637	—	—		—		—	637	1,132	—	—		1,769

COSTS AND EXPENSES
Cost of sales	—	—	—		—		—	—	79	—	—		79
Cost of Infusion Technology Revenue	154	—	—		—		—	154	—	—	—		154
General and administrative	8,854	2,150	—		—		—	11,004	8,256	—	53	BB	21,656
											2,343	CC
Research and development	4,170	2,183	—		—		—	6,353	13,951	—	—		20,304
In-process research and development expense	89,861	—	—		—		—	89,861	—	—	—		89,861
Depreciation and amortization	225	—	—		—		—	225	13	—	146	AA1	384
Loss from operations	(102,627)	(4,333)	—		—		—	(106,960)	(21,167)	—	(2,542)		(130,669)

Interest expense	(248)	(6,519)	1,406	GG	(415	) KK	—	(673)	—	—	—		(673)
			92	HH
			248	II
			(2	) II1
			4,765	JJ
Interest income	2,383	4	(92	) HH1	—		—	2,295	38	—	—		2,333
Loss on initial investment in Day Three upon acquisition	(1,633)	—	—		—		—	(1,633)	—	—	—		(1,633)
Realized gain on available-for-sale securities	1,772	—	—		—		—	1,772	—	—	—		1,772
Realized loss on investment in equity securities	(46)	—	—		—		—	(46)	—	—	—		(46)
Realized gain on investment - Cyclo Therapeutics Inc.	424	—	—		—		—	424	—	—	(424	)DD	—
Unrealized gain on investment - Cyclo Therapeutics Inc.	37	—	—		—		—	37	—	—	(37	) AA	—
Unrealized gain on convertible notes receivable, due from Cyclo Therapeutics Inc.	1,191	—	—		—		—	1,191	—	—	(1,191	) EE	—
Unrealized gain on investments - Hedge Funds	63	—	—		—		—	63	—	—	—		63
Recovery of receivables from Cornerstone Pharmaceuticals	31,305	—	—		—		—	31,305	—	—	—		31,305
Change in fair value of derivative liabilities	—	(2,076)	2,076	JJ	—		—	—	—	—	—		—
Loss on sale of fixed assets	—	(43)	—		—		—	(43)	—	—	—		(43)
Gain on forgiveness of accounts payable	—	2,102	—		—		—	2,102	—	—	—		2,102
Loss on change in fair value of convertible promissory note	—	—	—		—		—	—	(711)	—	711	EE	—
Other income	118	—	—		—		—	118	1,102	—	—		1,220
Loss from continuing operations before income taxes	(67,261)	(10,865)	8,493		(415)		—	(70,048)	(20,738)	—	(3,483)		(94,269)
Benefit from income taxes	2,680	—	—		—		—	2,680	—	—	—		2,680
Equity in loss of Day Three	(422)	—	—		—		—	(422)	—	—	—		(422)
Net loss from continuing operations	(65,003)	(10,865)	8,493		(415)		—	(67,790)	(20,738)	—	(3,483)		(92,011)
Net loss attributable to noncontrolling interests	(30,593)	—	—		(889	) LL	—	(31,482)	—	—	—		(31,482)
Net loss from continuing operations attributable to controlling shareholders	$(34,410)	$(10,865)	$8,493		$474		$—	$(36,308)	$(20,738)	$—	$(3,483)		$(60,529)

Loss per share from continuing operations attributable to common stockholders
Basic and diluted loss from continuing operations per share	$(1.45)							$(1.53)					$(1.96)

Weighted average number of shares used in calculation of loss per share
Basic and diluted	23,745,516							23,745,516			7,132,228	FF	30,877,744

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Merger and Financing Transactions

The Merger

On March 25, 2025, Rafael Holdings, Inc. (“Rafael” or the “Company”), Cyclo Therapeutics, Inc. (“Cyclo”), Tandem Therapeutics, Inc., a wholly-owned subsidiary of the Company (“First Merger Sub”), and Tandem Therapeutics, LLC, a wholly-owned subsidiary of the Company (“Second Merger Sub”), completed a business combination transaction pursuant to which: (i) First Merger Sub merged with and into the Cyclo, with Cyclo being the surviving entity (the “First Merger”), and (ii) immediately following the First Merger, Cyclo merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity (the “Surviving Entity”) of the subsequent merger (the “Second Merger” and together with the First Merger, the “Merger”). As part of the Merger:

a)	Rafael issued 7,132,228 shares of Class B common stock of Rafael (“Rafael Class B Common Stock”) in exchange for 20,234,468 shares of common stock of Cyclo (“Cyclo Common Stock”) that were issued and outstanding immediately prior to March 25, 2025 (the “Closing Date”), based on an exchange ratio equal to 0.3525 (the “Exchange Ratio”);

b)	All compensatory options (the “Cyclo Options”) to purchase Cyclo Common Stock that were outstanding immediately prior to the Merger were converted into options to acquire, on substantially similar terms and conditions, a number of shares, adjusted based on the Exchange Ratio, of Rafael Class B Common Stock (rounded down to the nearest whole share), at an adjusted exercise price per share based upon the Exchange Ratio (rounded up to the nearest whole cent) (the “Rollover Options”);

c)	Unless otherwise provided for in outstanding warrant agreements, all outstanding warrants to purchase Cyclo Common Stock (the “Cyclo Warrants”), other than those held by Rafael (the “Rafael-Owned Cyclo Warrants”, as defined below, which were cancelled) converted into warrants to purchase a number of shares, adjusted based on the Exchange Ratio, of Rafael Class B Common Stock, at an adjusted exercise price per share based upon the Exchange Ratio (the “Replacement Warrants”). Certain Cyclo Warrants were settled through a payment of $3.6 million in cash, as these certain Cyclo Warrants provided the holder with the right to elect to receive cash payment in lieu of receiving warrants to purchase Rafael Class B Common Stock; and

d)	The outstanding principal and accrued interest on the Cyclo Convertible Notes, as defined below, due to Rafael from Cyclo, were forgiven.

Following the consummation of the Merger, Rafael owns 100% of the outstanding equity interests in the Surviving Entity owning the business of Cyclo. Rafael has been determined to be the accounting acquirer in the Merger for financial reporting purposes as Rafael became the primary beneficiary of Cyclo, a VIE that constitutes a business. In accordance with Accounting Standards Codification (“ASC”) Topic 810, Consolidations, (“ASC 810”), the initial consolidation of a VIE that is a business is a business combination and shall be accounted for in accordance with the provisions in ASC 805.

For U.S. federal income tax purposes, the Merger qualifies as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

Rafael’s Prior Investment in Cyclo Therapeutics, Inc. as of January 31, 2025

On May 2, 2023, Rafael entered into a Securities Purchase Agreement (the “Cyclo SPA”) with Cyclo. Rafael purchased from Cyclo (i) 2,514,970 shares of Cyclo Common Stock (the “Purchased Shares”) and (ii) a warrant to purchase 2,514,970 shares of Cyclo Common Stock with an exercise price of $0.71 per share (the “Cyclo I Warrant”), at a combined purchase price equal to $0.835 per Purchased Share and Cyclo I Warrant to purchase one share, for an aggregate purchase price of $2.1 million. The Cyclo I Warrant is exercisable until August 1, 2030.

On August 1, 2023, pursuant to a Securities Purchase Agreement (the “Cyclo II SPA”) dated June 1, 2023, Rafael purchased an additional 4,000,000 shares of Cyclo Common Stock (the “Cyclo II Shares”), and received a warrant to purchase an additional 4,000,000 shares of Cyclo Common Stock (the “Cyclo II Warrant”), for an aggregate purchase price of $5,000,000. The Cyclo II Warrant has an exercise price of $1.25 per share and is exercisable until August 1, 2030.

On October 20, 2023, Rafael exercised the Cyclo I Warrant to purchase 2,514,970 shares of Cyclo Common Stock at an exercise price of $0.71 per share, pursuant to a Securities Purchase Agreement dated October 20, 2023, and received a new warrant (the “Cyclo III Warrant”) to purchase 2,766,467 shares of Cyclo Common Stock at an exercise price of $0.95 per share. The Cyclo III Warrant is exercisable until October 20, 2027. Both the Cyclo II Warrant and Cyclo III Warrant (collectively, the “Rafael-Owned Cyclo Warrants”) are subject to the restriction that exercise(s) do not convey more than 49% ownership of Cyclo Common Stock to Rafael (the “Cyclo Blocker”).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 23, 2024, Rafael exercised its discretionary conversion option under the Cyclo Convertible Notes (as defined in Note 6 to this unaudited pro forma condensed combined financial information) converting $2.5 million in outstanding principal amount of the Cyclo Convertible Note III, issued on August 21, 2024, into 3,968,254 shares of Cyclo Common Stock (the “Conversion”) at a conversion price of $0.63 per share, which was the closing price of Cyclo’s Common Stock on The NASDAQ Capital Market on December 20, 2024, the trading date immediately preceding the date of the Conversion. Following the Conversion, Rafael’s ownership increased to 12,998,194 shares, representing 39.1% ownership of outstanding Cyclo Common Stock.

Rafael’s ownership of 12,998,194 shares of outstanding Cyclo Common Stock and the Rafael-Owned Cyclo Warrants are collectively referred to herein in the unaudited pro forma condensed combined financial information as “Rafael’s Prior Investment in Cyclo.” The total aggregate fair value of Rafael’s Prior Investment in Cyclo, included as ‘Investments - Cyclo Therapeutics Inc.’ on Rafael’s historical balance sheet, was $10.8 million as of January 31, 2025.

Cyclo Securities held by Rafael

Cyclo Common Stock and warrants held by Rafael were cancelled and retired and ceased to exist upon consummation of the Merger.

The Cyclo Convertible Notes (as defined below) which were outstanding at the closing of the Merger were forgiven at the closing of the Merger.

Funding Commitment

Rafael has agreed to fund Cyclo’s TransportNPC™ clinical trial to its 48-week interim analysis up to a maximum amount, when added to the pre-closing funding, of $25 million. The aggregate pre-closing funding that has taken place through the Closing Date of the Merger, are referred to herein as the “Financing Transactions” which is described in Notes 6, 7 and 8 to this unaudited pro forma combined financial information.

Description of the Financing Transactions

Between June 11, 2024 and March 6, 2025, Rafael purchased in aggregate, $23.5 million in principal for ten (10) Cyclo Convertible Notes (as defined in Note 6 to this unaudited pro forma condensed combined financial information) each with a maturity date of March 31, 2025, as amended, and each of which bears interest at a rate of 5% per annum payable upon maturity.

On December 23, 2024, Rafael exercised its discretionary conversion option under the Cyclo Convertible Notes, converting $2.5 million in outstanding principal amount of the Cyclo Convertible Note III, issued on August 21, 2024, into 3,968,254 shares of Cyclo Common Stock (the “Conversion”) at a conversion price of $0.63 per share, which was the closing price of Cyclo’s Common Stock on The NASDAQ Capital Market on December 20, 2024, the trading date immediately preceding the date of the Conversion.

The accounting treatment for the Cyclo Convertible Notes, and the related unaudited pro forma condensed combined transaction accounting adjustments, are described in Notes 6, 7 and 8, respectively, to this unaudited pro forma condensed combined financial information.

Note 2. Description of the Cornerstone Restructuring, Cornerstone Acquisition, and RP Finance Consolidation

On March 13, 2024, Rafael, Cornerstone, and other holders of debt and equity securities of Cornerstone agreed to various transactions which effected a recapitalization and restructuring of Cornerstone (the “Cornerstone Restructuring”), as disclosed in Rafael’s July 31, 2024 Form 10-K which is incorporated by reference herein, and for which certain aspects of the Cornerstone Restructuring affecting the unaudited pro forma condensed combined statements of operations for the fiscal year ended July 31, 2024 are detailed below.

In the Cornerstone Restructuring, Rafael purchased shares of Cornerstone’s common stock that gave Rafael control over approximately 67% of the issued and outstanding common stock of Cornerstone, which became a consolidated subsidiary of Rafael on March 13, 2024 (the “Cornerstone Acquisition”). For accounting purposes, Rafael was determined to be the acquirer, as Rafael has been determined to be the primary beneficiary of Cornerstone, a VIE, in accordance with ASC 810, that is not a business in accordance with U.S. GAAP as substantially all of the fair value of Cornerstone’s gross assets was concentrated within in-process research and development (“IPR&D”), an intangible asset. Accordingly, the Cornerstone Acquisition was accounted for as an asset acquisition and the fair value of the IPR&D asset acquired with no alternative future use was charged to expense at the acquisition date. Rafael’s historical consolidated statement of operations for the fiscal year ended July 31, 2024 included IPR&D expense of $89.9 million, related to the IPR&D asset acquired with no alternative future use. For Rafael, the Cornerstone Acquisition is the result of the Cornerstone Restructuring.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In conjunction with the Cornerstone Acquisition, Rafael reassessed its relationship with RP Finance and, as a result of the Cornerstone Restructuring and resulting Cornerstone Acquisition, determined that RP Finance is still a VIE and that Rafael is now considered the primary beneficiary of RP Finance as Rafael now holds the ability to control repayment of the RPF Line of Credit, which directly impacts RP Finance’s economic performance. Therefore, Rafael has consolidated RP Finance as a result of the Cornerstone Acquisition on March 13, 2024 (the “RP Finance Consolidation”). The RP Finance Consolidation is accounted for as an acquisition of a VIE that is not a business in accordance with U.S. GAAP as RP Finance does not meet the definition of a business under U.S. GAAP.

Background of Rafael’s prior investments in Cornerstone

Prior to the Cornerstone Restructuring, Rafael (individually and together with its subsidiaries, and through an equity method investment in RP Finance) held certain debt and equity investments in Cornerstone which are detailed in Rafael’s July 31, 2024 Form 10-K.

Cornerstone Restructuring

On March 13, 2024, Cornerstone completed the Cornerstone Restructuring. Rafael incurred transaction costs of approximately $0.7 million which are included in Rafael’s historical consolidated statement of operations for the fiscal year ended July 31, 2024 and Cornerstone incurred transaction costs of approximately $0.6 million which are included in Cornerstone’s historical consolidated statement of operations for the period from August 1, 2023 to March 13, 2024. The Cornerstone Restructuring transaction costs are non-recurring. The Cornerstone Restructuring included the following certain transactions that affected the unaudited pro forma condensed combined statements of operations for the fiscal year ended July 31, 2024:

(i) Cornerstone offered shares of Cornerstone’s common stock to all holders of Cornerstone’s promissory notes convertible into the Cornerstone Series C Preferred Stock (the “Series C Convertible Notes”) with the purchase price to be paid through conversion of the outstanding principal amount and accrued interest on their Series C Convertible Notes held by each holder into Cornerstone’s common stock (the “Series C Convertible Notes Exchange”). Rafael notes that approximately 94% of the Series C Convertible Notes participated in the Series C Convertible Notes Exchange and were converted into shares of Cornerstone’s common stock in the Cornerstone Restructuring. Of the Series C Convertible Notes that did not participate in the Series C Convertible Notes Exchange, a portion of the Series C Convertible Notes were amended in the Cornerstone Restructuring to (i) extend the maturity date thereof to May 31, 2028, and (ii) provide that, on conversion thereof, the converting holder will receive shares of Cornerstone’s common stock. The remaining Series C Convertible Notes remain outstanding and were not amended in connection with the Cornerstone Restructuring. Refer to adjustments II and II1 in Note 8 to this unaudited pro forma condensed combined financial information.

(ii) Rafael converted the outstanding principal and accrued interest under a loan by it to Cornerstone under a line of credit agreement (the “RFL Line of Credit”) into shares of Cornerstone’s common stock. The conversion of the RFL Line of Credit, inclusive of accrued interest, into equity in Cornerstone represented a recovery of a previously written-off asset, and Rafael recorded the recovery in accordance with ASC 326, by recognizing a gain of $30.6 million in the fiscal year ended July 31, 2024, in conjunction with and immediately prior to the Cornerstone Restructuring equal to the fair value of the Cornerstone’s common stock, up to the amount of principal and accrued interest on the instrument, that was received in settlement of the RFL Line of Credit in connection with the Cornerstone Restructuring. Refer to adjustment GG in Note 8 to this unaudited pro forma condensed combined financial information for the elimination of interest expense recorded on this RFL Line of Credit in Cornerstone’s historical financial statements.

(iii) Rafael converted the outstanding principal and accrued interest under a loan by Rafael to Cornerstone pursuant to a promissory note (the “2023 Promissory Note”) into shares of Cornerstone’s common stock. Rafael recognized a gain of $0.6 million in the fiscal year ended July 31, 2024 for the realization of previously unrealized gains on the fair value of the 2023 Promissory Note in other comprehensive loss. Refer to adjustments HH and HH1 in Note 8 to this unaudited pro forma condensed combined financial information for the elimination of interest expense recorded on this 2023 Promissory Note in Cornerstone’s historical financial statements and the elimination of interest income recorded on this 2023 Promissory Note in Rafael’s historical financial statements, respectively.

(iv) Cornerstone and RP Finance amended the historical line of credit (“RPF Line of Credit”) to (i) extend the maturity date to May 31, 2028, (ii) limit the number of shares to be issued thereunder in respect of anti-dilution protection provided for therein in connection with the Cornerstone Restructuring and to provide RP Finance shares of Cornerstone’s common stock so that following the Cornerstone Restructuring, RP Finance holds six percent (6%) of the outstanding common stock of Cornerstone (the “RPF 6% Top Up Shares”), (iii) terminate any anti-dilution protection in respect of such ownership interest following consummation of the Cornerstone Restructuring, and (iv) terminate all future lending obligations of RP Finance under the RPF Line of Credit (as so amended, the “Amended RPF Line of Credit”). In recognizing the effects of the modification, Cornerstone’s historical deferred offering costs and the historical derivative liability (related to anti-dilution protection under the RPF Line of Credit) were eliminated. Refer to adjustments JJ in Note 8 to this unaudited pro forma condensed combined financial information.

(v) Rafael recognized a gain in the amount of $720 thousand in the fiscal year ended July 31, 2024 on the reversal of a reserve on a receivable due from Cornerstone, which was previously fully reserved for by Rafael. This gain when taken with the $30.6 million gain described in (ii) above resulted in the total recovery of $31.3 million recorded in Rafael’s historical financial statements for the fiscal year ended July 31, 2024.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3. Basis of Presentation of Pro Forma Financial Information

The Merger was accounted for as a business combination pursuant to ASC 805, where Rafael was the acquirer and the assets and liabilities of Cyclo are preliminarily measured and recognized based on their estimated fair values as of the Closing Date of the Merger. The unaudited pro forma condensed combined balance sheet was prepared as if the Merger and Financing Transactions occurred on January 31, 2025, and the unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2025, and for the fiscal year ended July 31, 2024 were prepared as if the Merger and Financing Transactions occurred on August 1, 2023. The fair value measurements utilize estimates based on key assumptions as of the Closing Date of the Merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed.

As detailed in Note 2 above, Rafael acquired Cornerstone on March 13, 2024, which was a significant acquisition pursuant to Rule 3-05 of Regulation S-X and for which pro-forma effect is required in this Form 8-K amendment pursuant to Article 11 of Regulation S-X. The Cornerstone Acquisition, and the related transactions including the Cornerstone Restructuring and RP Finance Consolidation are detailed in Note 2 and Note 8 to this unaudited pro forma condensed combined financial information.

Rafael and Cyclo have different fiscal year ends. Rafael’s fiscal year end is July 31 and Cyclo’s fiscal year end is December 31. The following unaudited pro forma condensed combined financial statements have been prepared to present first, the combination on a pro forma basis of the historical financial statements of Rafael and Cornerstone, after giving effect to the Cornerstone Restructuring, the Cornerstone Acquisition, and the RP Finance Consolidation, as defined in Note 2 to the unaudited pro forma condensed combined financial information and second, the historical financial statements of Cyclo, after giving effect to the Financing Transactions and the Merger.

The unaudited pro forma condensed combined balance sheet as of January 31, 2025 combines (i) the unaudited consolidated balance sheet of Rafael as of January 31, 2025, included in Rafael’s Form 10-Q filed with the SEC on March 14, 2025 (and which already reflected the Cornerstone Acquisition, the Cornerstone Restructuring and the RP Finance Consolidation) and (ii) the audited balance sheet of Cyclo as of December 31, 2024, as derived from its historical financial statements included in Exhibit No. 99.1 to this Form 8-K amendment, and gives pro forma effect to the Merger and the Financing Transactions as if they had collectively occurred on January 31, 2025.

The unaudited pro forma condensed combined statement of operations for the six month period ended January 31, 2025 combines, on a pro forma basis and in accordance with the requirements of Article 11 of Regulation S-X:

(1) (i) the unaudited interim consolidated statement of operations of Rafael for the six month period ended January 31, 2025, which is included in Rafael’s Form 10-Q filed with the SEC on March 14, 2025, and (ii) the unaudited interim statement of operations of Cyclo for the six month period ended December 31, 2024, as calculated by (A) subtracting the amounts in the unaudited interim consolidated statement of operations of Cyclo for the six months ended June 30, 2024, which is included in Cyclo’s Form 10-Q filed with the SEC on August 14, 2024, from (B) the audited consolidated statement of operations of Cyclo for the twelve months ended December 31, 2024, as derived from its historical financial statements included in Exhibit No. 99.1 to this Form 8-K amendment; and

(2) the pro forma effect of the Cornerstone Restructuring, Cornerstone Acquisition, RP Finance Consolidation, Financing Transactions and Merger (collectively, the “Transactions”) as if they had collectively occurred on August 1, 2023.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2024 combines, on a pro forma basis and in accordance with the requirements of Article 11 of Regulation S-X:

(1) (i) the audited consolidated statement of operations of Rafael for the fiscal year ended July 31, 2024, which is included in Rafael’s Form 10-K filed with the SEC on November 7, 2024, and as amended which is included in Rafael’s Form 10-K/As filed with the SEC on December 20, 2024 and January 8, 2025, (ii) the unaudited interim consolidated statement of operations of Cornerstone for the period from August 1, 2023 through March 13, 2024, the date after which Cornerstone is reflected in Rafael’s operations, as derived from Cornerstone’s historical financial statements; Rafael has included Cornerstone’s unaudited historical financial statements as of and for the six months ended January 31, 2024 included in Exhibit No. 99.5 to the Registration Statement, and (iii) the unaudited statement of operations of Cyclo for the twelve month period ended June 30, 2024, as calculated by (A) adding the amounts in the unaudited interim consolidated statement of operations of Cyclo for the six months ended June 30, 2024, which is included in Cyclo’s Form 10-Q filed with the SEC on August 14, 2024, to (B) the unaudited interim consolidated statement of operations of Cyclo for the six months ended December 31, 2023, as calculated by subtracting the amounts in the unaudited interim consolidated statement of operations of Cyclo for the six months ended June 30, 2023, which is included in Cyclo’s Form 10-Q filed with the SEC on August 14, 2023, from the amounts in the audited annual consolidated statement of operations of Cyclo for the fiscal year ended December 31, 2023, which is included in Cyclo’s Form 10-K filed with the SEC on March 18, 2024, as amended in Cyclo’s Form 10-K/As filed with the SEC on April 29, 2024, November 26, 2024, and December 18, 2024; and

(2) the pro forma effect of the Cornerstone Restructuring, Cornerstone Acquisition, RP Finance Consolidation, Financing Transactions and Merger (collectively, the “Transactions”) as if they had collectively occurred on August 1, 2023.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements and related notes of Rafael, Cornerstone, and Cyclo, as referred to above, which are incorporated by reference in this Form 8-K amendment, or attached hereto.

The pro forma adjustments reflecting the consummation of the Merger are based on currently available information and certain assumptions and methodologies that Rafael management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. Rafael management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Rafael following the Transactions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4. Conforming Accounting Policies

Management has performed a comprehensive review of the accounting policies of Rafael and Cyclo. Based on this review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 5. Conversion of Cyclo Options and Warrants

Conversion of Stock Options

Cyclo accounts for stock-based compensation arrangements with employees, non-employee directors, and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based awards, including stock options, over the vesting period of the award. At the closing of the Merger, all compensatory Cyclo options (the “Cyclo Options”) to purchase Cyclo Common Stock, immediately prior to the Merger, that were then outstanding and unexercised were converted into options to acquire, on substantially similar terms and conditions, a number of shares, adjusted based on the Exchange Ratio, of Rafael Class B Common Stock (rounded down to the nearest whole share), at an adjusted exercise price per share based upon the Exchange Ratio (rounded up to the nearest whole cent) (the “Rollover Options”).

Exchanges of share options or other share-based payment awards in conjunction with a business combination are modifications of share-based payment awards in accordance with Accounting Standard Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). Pursuant to ASC 805, when an acquirer is obligated to replace an acquiree’s compensatory stock-based awards, either all or a portion of the fair-value-based measure of the acquirer’s replacement awards, on an award-by-award basis, shall be included in measuring the consideration transferred in the business combination. The acquirer is obligated to replace the acquiree awards if the acquiree or its grantees have the ability to enforce replacement. The fair-value-based measure of both the Cyclo Options and the Rollover Options were measured, on an award-by-award basis, as of the closing of the Merger, and allocated between consideration transferred and compensation for post-Merger services. As described in Note 7 and Note 8 to this unaudited pro forma condensed combined financial information, the fair-value based measure of the Cyclo Options attributable to pre-Merger vesting, not to exceed the fair-value based measure of the Rollover Options, is included in the Merger Consideration, and if the fair-value based measure of the Rollover Options exceeds the fair-value based measure of the Cyclo Options attributable to pre-Merger vesting, the difference between the fair-value based measure of the Rollover Options and the fair-value based measure of the Cyclo Options attributable to pre-Merger vesting is recorded as post-Merger compensation costs in the consolidated financial statements of Rafael subsequent to the Closing Date of the Merger.

Conversion of Warrants, cash paid to satisfy certain Cyclo Warrants and cancellation of Rafael’s Cyclo Warrants

In accordance with the Merger Agreement, unless otherwise provided for in outstanding warrant agreements, all outstanding warrants to purchase Cyclo Common Stock, (the “Cyclo Warrants”), other than those held by Rafael (the “Rafael-Owned Cyclo Warrants”, as defined above) which were cancelled, were automatically converted into warrants to purchase a number of shares, adjusted based on the Exchange Ratio, of Rafael Class B Common Stock, at an adjusted exercise price per share based upon the Exchange Ratio (the “Replacement Warrants”). Certain Cyclo warrants provide the holder with the right to elect to receive cash payment in lieu of receiving warrants to purchase Rafael Class B Common Stock. The terms of the Replacement Warrants are substantially similar to those of the Cyclo Warrants.

Pursuant to ASC 805, the total purchase consideration in a business combination shall include the fair value on the date of the closing of the Merger of the acquirer’s previously held equity interests in the acquiree. Prior to the execution of the Merger Agreement, Rafael owned 6,766,467 Cyclo Warrants. The fair value of these Cyclo Warrants held by Rafael immediately prior to the closing of the Merger, is included in the total purchase consideration, representing the fair value on the Closing Date of the Merger, of Rafael’s previously held equity interests in Cyclo. Refer to Note 7 and Note 8 to this unaudited pro forma condensed combined financial information for further information.

Pursuant to ASC 805, equity interests issued by the acquirer, such as the Replacement Warrants, were included within the total purchase consideration and measured at fair value on the Closing Date of the Merger. Additionally, pursuant to ASC 805, the fair value of the cash payout to the holders of certain Cyclo Warrants which elected to receive cash payments in lieu of receiving Replacement Warrants were included within the total purchase consideration measured at fair value on the Closing Date of the Merger. As described in Note 7 and Note 8 to this unaudited pro forma condensed combined financial information, the fair value of the Replacement Warrants and the fair value of the aforementioned cash payments, are included in the Merger Consideration.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 6. Accounting Treatment for the Financing Transactions

On June 11, 2024, Rafael entered into a Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $2 million (the “Cyclo Convertible Note I”) to Rafael for $2 million in cash. The Cyclo Convertible Note I was issued with a maturity date of November 11, 2024 and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note I is convertible into shares of Cyclo Common Stock at the option of Rafael unless converted automatically upon certain events, as defined in the Note Purchase Agreement.

On July 16, 2024, Rafael entered into an Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $2 million (the “Cyclo Convertible Note II”) to Rafael for $2 million in cash. The Cyclo Convertible Note II was issued with a maturity date of November 11, 2024, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note II is convertible into shares of Cyclo Common Stock at the option of Rafael unless converted automatically upon certain events, as defined in the Note Purchase Agreement.

On August 21, 2024, Rafael entered into a Second Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $3 million (the “Cyclo Convertible Note III”) to Rafael for $3 million in cash. The Cyclo Convertible Note III was issued with a maturity date of December 21, 2024, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note III is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

On September 9, 2024, Rafael entered into a Third Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $3 million (the “Cyclo Convertible Note IV”) to Rafael for $3 million in cash. The Cyclo Convertible Note IV was issued with a maturity date of December 21, 2024, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note IV is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

On October 8, 2024, Rafael entered into a Fourth Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $3 million (the “Cyclo Convertible Note V”) to Rafael for $3 million in cash. The Cyclo Convertible Note V was issued with a maturity date of December 21, 2024, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note V is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

Also on October 8, 2024, the maturity dates of the Cyclo Convertible Note I and the Cyclo Convertible Note II were amended to be December 21, 2024, such that each of the Cyclo Convertible Notes (as defined below) that were outstanding as of October 8, 2024 had a maturity date of December 21, 2024 as of the date of this amendment. The maturity date of the Cyclo Convertible Notes was subsequently amended, as discussed below.

On November 7, 2024, Rafael entered into a Fifth Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $2 million (the “Cyclo Convertible Note VI”) to Rafael for $2 million in cash. The Cyclo Convertible Note VI was issued with a maturity date of December 21, 2024, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note VI is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 5, 2024, Rafael entered into a Sixth Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $1 million (the “Cyclo Convertible Note VII”) to Rafael for $1 million in cash. The Cyclo Convertible Note VII was issued with a maturity date of December 21, 2024, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note VII is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

On December 21, 2024, Rafael entered into an Amendment to Convertible Promissory Notes whereby the maturity date of each of the Cyclo Convertible Notes, as defined below, was amended to be February 15, 2025.

On January 3, 2025, Rafael entered into a Seventh Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $3 million (the “Cyclo Convertible Note VIII”) to Rafael for $3 million in cash. The Cyclo Convertible Note VIII was issued with a maturity date of February 15, 2025, and was amended to a maturity date of March 31, 2025 as described below, and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note VIII is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

On February 4, 2025, Rafael entered into an Eighth Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $2 million (the “Cyclo Convertible Note IX”) to Rafael for $2 million in cash. The Cyclo Convertible Note IX matures on March 31, 2025 and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note IX is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

On February 4, 2025, Rafael entered into an Amendment to Convertible Promissory Notes whereby the maturity date of each of the Cyclo Convertible Notes, as defined below, was amended to be March 31, 2025.

On March 6, 2025, Rafael entered into a Ninth Amended and Restated Note Purchase Agreement with Cyclo, pursuant to which Cyclo issued and sold a convertible promissory note in the principal amount of $2.5 million (the “Cyclo Convertible Note X”) to Rafael for $2.5 million in cash. The Cyclo Convertible Note X matures on March 31, 2025 and bears interest at a rate of 5% per annum, payable upon maturity. The principal amount of the Cyclo Convertible Note X is convertible into shares of Cyclo Common Stock at the option of Rafael (provided, however, that Rafael may not elect to convert the convertible note (or prior convertible notes issued by Cyclo to Rafael in connection with previous loans) if, following such conversion, Rafael will beneficially own more than 49.9% of Cyclo Common Stock); and automatically on certain other events.

The Cyclo Convertible Note I, the Cyclo Convertible Note II, the Cyclo Convertible Note III, the Cyclo Convertible Note IV, the Cyclo Convertible Note V, the Cyclo Convertible Note VI, the Cyclo Convertible Note VII, the Cyclo Convertible Note VIII, the Cyclo Convertible Note IX and the Cyclo Convertible Note X are collectively referred to as the “Cyclo Convertible Notes” (the “Financing Transactions”).

As described above in Note 1 to the unaudited pro forma condensed combined financial information, on December 23, 2024 Rafael converted $2.5 million in outstanding principal amount of the Cyclo Convertible Note III into 3,968,254 shares of Cyclo Common Stock.

The Cyclo Convertible Notes are required to be measured at fair value pursuant to ASC 825 Financial Instruments (“ASC 825”) at their respective dates of issuance and in subsequent reporting periods, due to Rafael’s Prior Investment in Cyclo which Rafael elected to account for under the fair value method, pursuant to ASC 825-10-25-7(b). Subsequent changes in fair value are recorded as unrealized gain or loss as a component of earnings in the consolidated statements of operations and comprehensive loss. In the Transaction Accounting Adjustments columns on the unaudited pro forma condensed combined balance sheet presentation above, the outstanding Cyclo Convertible Notes are presented at their principal amounts plus accrued interest as these outstanding Cyclo Convertible Notes were included in the purchase consideration of the Merger as they were forgiven at the closing of the Merger, and the fair value of the Cyclo Convertible Notes equals the outstanding principal plus accrued interest at the closing of the Merger. The Convertible notes payable, due to Rafael, representing the Cyclo Convertible Note I, Cyclo Convertible Note II, Cyclo Convertible Note III, Cyclo Convertible Note IV, Convertible Note V, Convertible Note VI and Convertible Note VII is recorded at fair value in Cyclo’s historical financial statements as of December 31, 2024. The Convertible notes receivable, due from Cyclo, representing Cyclo Convertible Note I, Cyclo Convertible Note II, Cyclo Convertible Note III, Cyclo Convertible Note IV, Cyclo Convertible Note V, Cyclo Convertible Note VI, Cyclo Convertible Note VII, and Cyclo Convertible Note VIII are recorded at fair value in Rafael’s historical financial statements as of January 31, 2025. Refer to pro forma adjustments A, B, E, E1, F, G, H and EE in Note 8 to this unaudited pro forma condensed combined financial information for discussion of the adjustments related to the Cyclo Convertible Notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 7. Accounting Treatment for the Merger

Upon consummation of, and as a result of the Merger, Rafael became the primary beneficiary of Cyclo, a VIE that constitutes a business. In accordance with ASC 810, the initial consolidation of a VIE that is a business is a business combination and shall be accounted for in accordance with the provisions in Topic 805.

The guidance in ASC 805 for a step acquisition states that the acquirer shall recognize goodwill on the initial consolidation of Cyclo as of the Closing Date of the Merger, measured as the excess of (a) the sum of (i) the fair value of consideration transferred, (ii) the fair value of any noncontrolling interests in the acquiree, and (iii) the fair value of previously held equity interests, over (b) the net amount of the identifiable assets acquired and liabilities assumed measured in accordance with ASC 805.

The net amount of Cyclo’s identifiable assets and liabilities recognized with respect to the Merger is based upon management’s preliminary estimates of, and assumptions related to, the fair values of assets acquired and liabilities assumed, using currently available information. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation.

The following table presents, in accordance with ASC 805, the sum of (i) the fair value of consideration transferred, (ii) the fair value of any noncontrolling interests in the acquiree, and (iii) the fair value of previously held equity interests (amounts in $000s):

Fair value of consideration	Amounts
Fair value of Rafael Class B Common Stock issued(1)	$14,692
Fair value of Rollover Options(2)	360
Fair value of Replacement Warrants(3)	472
Cash paid to extinguish warrants(4)	3,586
Fair value of the Cyclo Convertible Notes which were forgiven(5)	21,472
Fair value of previously held equity interests(6)	9,366
Total consideration	$49,948

(1)	The fair value of the 7,132,228 shares of Rafael Class B Common Stock issued, in exchange for 20,234,468 shares of Cyclo Common Stock based on the Exchange Ratio of 0.3525, is included as part of the consideration transferred. The fair value was measured utilizing the share price of Rafael’s Class B Common Stock of $2.06, which was the closing share price on March 25, 2025.

(2)	Represents the fair value-based measure of the Rollover Options issued by Rafael that is attributable to pre-Merger vesting based on the fair-value-based measure of the pre-Merger vesting of the Cyclo Options over the requisite service period. The fair value of the Rollover Options was measured utilizing a share price of Rafael Class B Common Stock of $2.06 and the pre-Merger fair value of the Cyclo Options was measured utilizing a share price of Cyclo Common Stock of approximately $0.72, which were their respective closing share prices on March 25, 2025.

(3)	Represents the fair value of the Replacement Warrants issued by Rafael that were measured utilizing a share price of Rafael’s Class B Common Stock of $2.06, which was the closing share price on March 25, 2025.

(4)	Represents the cash-settlement amount due to the holders of 5,473,914 Cyclo warrants that exercised their rights under provisions within their warrant agreements that grant the holders an option to elect cash-settlement upon certain events. The Merger with Cyclo has triggered the option to elect cash-settlement and the holders have elected to receive cash payment in lieu of receiving warrants to purchase Rafael Class B Common Stock (as permitted under the terms of the specified Cyclo warrants). The cash-settlement amount was determined by applying the Black-Scholes option pricing model, utilizing a volume weighted average price (“VWAP”) of Cyclo Common Stock of $1.21, which was the greater of the closing price per share on March 25, 2025 and the highest VWAP during the period from the trading day immediately prior to the announcement of the Merger Agreement on August 22, 2024.

(5)	Represents the outstanding principal and accrued interest on the Cyclo Convertible Notes due to Rafael from Cyclo which were forgiven as part of the Merger. As of the Closing Date of the Merger, the fair value of the Cyclo Convertible Notes equaled the outstanding principal and accrued interest through that date. The outstanding principal and accrued interest on the Cyclo Convertible Notes, as if the Financing Transactions and Merger had collectively occurred on January 31, 2025, is $21.5 million and is included in the consideration of the Merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(6)	Rafael’s Prior Investment in Cyclo represents previously held equity interests in Cyclo as of January 31, 2025 that were included in the purchase price at their fair values as of the closing of the Merger. The 12,998,194 shares of Cyclo Common Stock previously held by Rafael were valued at $9.4 million based on a share price of Cyclo Common Stock of approximately $0.72, which was the closing share price on March 25, 2025. The Rafael-Owned Cyclo Warrants are ascribed a fair value of $0 in the measurement of previously held equity interests above as their exercise prices were greater than the share price of Cyclo Common Stock of approximately $0.72, which was the closing share price on March 25, 2025. The Rafael-Owned Cyclo Warrants were cancelled at the consummation of the Merger. The fair value of Rafael’s Prior Investment in Cyclo was $10.8 million at January 31, 2025. The remeasurement of Rafael’s Prior Investment in Cyclo for purposes of the unaudited pro forma condensed combined financial information is based upon the fair value as of March 25, 2025 described above, which results in a pro forma adjustment of $1.4 million when compared to the fair value of Rafael’s Prior Investment in Cyclo at January 31, 2025. Refer to adjustment C in Note 8 to this unaudited pro forma condensed combined financial information.

The following table presents the net amount of the identifiable assets acquired and liabilities assumed and goodwill recognized, measured in accordance with ASC 805 as of the assumed acquisition date of January 31, 2025 for purposes of preparing this unaudited pro forma condensed combined financial information (amounts in $000s):

Assets acquired and liabilities assumed
Cash	$8,039
Accounts Receivable	245
Inventory	229
Prepaid expenses and other current assets	1,687
Property and equipment	18
Prepaid expenses, noncurrent	1,951
Other assets	22
Intangible assets - customer relationships	1,170
Acquired In Process Research & Development (IPR&D)	38,200
Accounts payable	(5,262)
Accrued expenses	(1,058)
Other current liabilities	(21)
Other liabilities	(2)
Deferred tax liabilities	(11,417)
Total identifiable net assets acquired	$33,801

Goodwill recognized	$16,147

To value the IPR&D and Customer Relationships, Rafael utilized the Multi-Period Excess Earnings Method (“MPEEM”), under the Income Approach. The method considers the present value of excess earnings generated by Cyclo’s IPR&D and customers after taking into account the cost to realize the revenue, charges for contributory assets and an appropriate discount rate to reflect the time value and risk associated with the invested capital. IPR&D acquired represents Cyclo’s research and development activities related to its lead drug candidate Trappsol® Cyclo™ (hydroxypropyl beta cyclodextrin) as a treatment for Niemann-Pick Type C disease (“NPC”). The acquired Customer Relationships are related to Cyclo’s Specialty Chemicals business. The identifiable intangible assets associated with Customer Relationships are being amortized on a straight-line basis over their preliminary estimated useful lives of 8 years. IPR&D and goodwill are considered indefinite lived assets.

The Merger has been treated as a tax-free reorganization and therefore Cyclo’s tax basis in the assets acquired and liabilities assumed will carryover. Accordingly, Rafael recognized net deferred tax liabilities associated with the Merger with a preliminary carrying value of approximately $11.4 million. The deferred tax liability to be established upon application of purchase accounting under the acquisition method utilized Rafael’s estimated blended federal and statutory tax rate of 29.0%. The net deferred tax liabilities are not expected to result in a reduction of Rafael’s existing valuation allowance.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 8. Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet has been prepared to illustrate the effects of the Financing Transactions and the Merger and the unaudited pro forma condensed combined statements of operations has been prepared to illustrate the effects of the Transactions and have been prepared for informational purposes only. The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with (1) the separate historical audited financial statements of Rafael as of and for the fiscal year ended July 31, 2024, of Cornerstone as of and for the fiscal year ended July 31, 2023, and of Cyclo as of and for the fiscal year ended December 31, 2023, which are incorporated by reference into this Form 8-K amendment, and of Cyclo as of and for the fiscal year ended December 31, 2024, which are included in Exhibit No. 99.1 to this Form 8-K amendment, and (2) the unaudited interim financial statements of Rafael as of and for the six months ended January 31, 2025, of Cornerstone as of and for the six month period ended January 31, 2024 included in Exhibit No. 99.5 to the Registration Statement, and of Cyclo as of and for the six months ended June 30, 2024 and 2023, which are incorporated by reference into this Form 8-K amendment.

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet:

Adjustments related to the Financing Transactions

A.	Reflects Rafael’s purchase of Cyclo Convertible Note IX and Cyclo Convertible Note X for $2.0 million, and $2.5 million, respectively, in cash which are reflected under Convertible Note Receivable, due from Cyclo at their respective principal amounts. Rafael’s purchase of Cyclo Convertible Note I, Cyclo Convertible Note II, Cyclo Convertible Note III, Cyclo Convertible Note IV, Cyclo Convertible Note V, Cyclo Convertible Note VI, Cyclo Convertible Note VII and Cyclo Convertible Note VIII in the principal amounts of $2.0 million, $2.0 million, $3.0 million, $3.0 million, $3.0 million, $2.0 million, $1.0 million, and $3.0 million, respectively, are reflected in Rafael’s historical balance sheet at their fair values as of January 31, 2025 (refer to adjustment E1 below).

B.	Reflects Cyclo’s issuance of Cyclo Convertible Note VIII, Cyclo Convertible Note IX and Cyclo Convertible Note X in the principal amounts of $3.0 million, $2.0 million, and $2.5 million, respectively. Cyclo’s issuance of the Cyclo Convertible Note I, Cyclo Convertible Note II, Cyclo Convertible Note III, Cyclo Convertible Note IV, Cyclo Convertible Note V, Cyclo Convertible Note VI and Cyclo Convertible Note VII in the principal amounts of $2.0 million, $2.0 million, $3.0 million, $3.0 million, $3.0 million, $2.0 million, and $1.0 million, respectively, are reflected in Cyclo’s historical balance sheet at their fair values as of December 31, 2024 (refer to adjustment E below).

Adjustments related to the Merger

C.	Reflects the elimination of Rafael’s Prior Investment in Cyclo, which is carried at its January 31, 2025 fair value of approximately $10.8 million in Rafael’s historical balance sheet. Rafael’s Prior Investment in Cyclo represents previously held equity interests in Cyclo that are included in the purchase price at their fair values as of the Closing Date of the Merger. The 12,998,194 shares of Cyclo Common Stock previously held by Rafael as of January 31, 2025 were valued at $9.4 million based on a share price of Cyclo Common Stock of approximately $0.72, which was the closing share price on March 25, 2025. The Rafael-Owned Cyclo Warrants are ascribed a fair value of $0 in the measurement of previously held equity interests as their exercise prices are greater than the share price of Cyclo Common Stock of approximately $0.72, which was the closing share price on March 25, 2025. The Rafael-Owned Cyclo Warrants were cancelled at the consummation of the Merger. The remeasurement of Rafael’s Prior Investment in Cyclo at the closing of the Merger is based upon the fair value as of March 25, 2025 described above, which results in a pro forma adjustment of approximately $1.4 million to the accumulated deficit when compared to the sum of the fair value of Rafael’s Prior Investment in Cyclo at January 31, 2025.

C1.	Reflects the goodwill of approximately $16.1 million, recognized upon consummation of the Merger, measured as the difference between the fair value of consideration Rafael paid to acquire Cyclo over the fair value of the identifiable net assets of Cyclo acquired, as illustrated in Note 7 above.

C2.	Reflects the estimated fair value on the Closing Date of the Merger of intangible assets (excluding IPR&D) acquired of approximately $1.2 million.

C3.	Reflects the estimated fair value on the Closing Date of the Merger of IPR&D of approximately $38.2 million.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

C4.	Reflects recognition of deferred income tax liabilities of approximately $11.4 million upon application of purchase accounting under the acquisition method utilizing Rafael’s blended federal and statutory tax rate of 29.0%.

C5.	Reflects issuance of 7,132,228 shares of Rafael Class B Common Stock, at par value of $0.01, with fair value of approximately $14.7 million, as consideration transferred for 20,234,468 shares of Cyclo Common Stock upon consummation of the Merger.

C6.	Reflects elimination of Cyclo historical equity carrying values upon consummation of the Merger (exclusive of the elimination of pro forma adjustment E described below).

C7.	Reflects approximately $0.4 million recorded to additional paid-in capital for the portion of the fair value-based measure of the Rollover Options that is attributable to pre-Merger vesting based on the fair-value-based measure of the pre-Merger vesting of the Cyclo Options over the requisite service period, which is included in the fair value of the consideration transferred in the purchase price of the Merger.

C8.	Reflects approximately $0.5 million recorded to additional paid-in capital for the fair value of the Replacement Warrants, which is included in the fair value of the consideration transferred in the purchase price to the Merger.

C9.	Reflects approximately $3.6 million for the cash-settlement amount due at the closing of the Merger to holders of certain Cyclo warrants that have elected to receive cash payment in lieu of receiving Replacement Warrants, which is included in the fair value of the consideration transferred in the purchase price to the Merger.

D.	Represents Rafael’s and Cyclo’s preliminary estimated transaction costs of approximately $198 thousand and $298 thousand, respectively, for consulting, legal, accounting, and other professional fees that have been expensed as part of the Merger, and have not already been recognized in Rafael’s historical consolidated statement of operations for the six months ended January 31, 2025 nor for the fiscal year ended July 31, 2024 and have not already been recognized in Cyclo’s historical condensed statement of operations for the six months ended December 31, 2024 nor twelve months ended June 30, 2024. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase to “Accrued expenses.” These costs are reflected as an increase to “Accumulated deficit” and are included as an expense in the unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2024 (see entry CC). These costs are non-recurring.

E.	Reflects an adjustment of approximately $0.8 million to the fair value of Cyclo’s liability with respect to the Cyclo Convertible Notes that were outstanding at the Closing Date (which have been forgiven as part of the Merger), to bring the fair value of the Cyclo Convertible Notes to their outstanding principal amounts and accrued interest of approximately $21.5 million, as if the Financing Transactions and Merger collectively occurred on January 31, 2025. The fair value of the Cyclo Convertible Notes equals the outstanding principal and accrued interest on the Closing Date. Refer to adjustment EE below for related adjustments to the unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2025 and for the fiscal year ended July 31, 2024. The Cyclo Convertible Notes outstanding at the Closing Date were forgiven as part of the Merger (refer to adjustment F below).

E1.	Reflects an adjustment of approximately $0.4 million to the fair value of Rafael’s receivable balance with respect to the Cyclo Convertible Notes outstanding at the Closing Date, which have been forgiven as part of the Merger, to bring the fair value of the Cyclo Convertible Notes to their outstanding principal amounts and accrued interest of approximately $21.5 million, as if the Financing Transactions and Merger collectively occurred on January 31, 2025. The fair value of the Cyclo Convertible Notes equaled the outstanding principal and accrued interest on the Closing Date. Refer to adjustment EE below for related adjustment to the unaudited pro forma condensed combined statements of operations. The Cyclo Convertible Notes outstanding at the Closing Date were forgiven as part of the Merger (refer to adjustment F below).

F.	Reflects the elimination of Rafael’s receivable balance pursuant to the Cyclo Convertible Notes of $21.5 million, which is included as purchase consideration in the Merger as Rafael forgave all amounts outstanding on the Cyclo Convertible Notes at the Closing Date, classified as “Convertible notes receivable, due from Cyclo,” and as such, Cyclo’s respective payable balance of $21.5 million, classified as “Convertible notes payable, due to Rafael” is eliminated.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2025 and the fiscal year ended July 31, 2024 are as follows:

Adjustments related to the Merger

AA.	Reflects the elimination in consolidation of historical unrealized loss on Rafael’s Prior Investment in Cyclo of approximately $3.8 million for the six months ended January 31, 2025 and the elimination in consolidation of historical unrealized gain on Rafael’s Prior Investment in Cyclo of approximately $37 thousand for the fiscal year ended July 31, 2024.

AA1.	Reflects amortization expense of $73 thousand for the six months ended January 31, 2025 and $146 thousand for the fiscal year ended July 31, 2024, related to the Customer Relationships finite-lived intangible assets acquired by Rafael in the Merger. As described in Note 7 to the unaudited pro forma condensed combined financial information above, the identifiable intangible asset associated with Customer Relationships are being amortized on a straight-line basis over its preliminary estimated useful lives of 8 years.

BB.	Reflects additional compensation expense of approximately $0.1 million for the fiscal year ended July 31, 2024 for the portion of the fair-value-based measure of the Rollover Options that are attributable to post-Merger vesting, measured as the difference between the fair-value-based measure of the Rollover Options and the portion attributable to the pre-Merger vesting of the Rollover Options, as described in adjustment C7 above.

CC.	Reflects estimated transaction costs of approximately $974 thousand and $1.4 million that have not already been recognized in Rafael’s historical consolidated statement of operations for the fiscal year ended July 31, 2024 and Cyclo’s historical condensed statement of operations for the twelve months ended June 30, 2024, respectively, of which $776 thousand had been included in Rafael’s historical consolidated statement of operations for the six months ended January 31, 2025 and $1.1 million had been included in Cyclo’s historical consolidated statement of operations for the six months ended December 31, 2024, as if incurred on August 1, 2023, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations. Cyclo incurred $8 thousand in transaction costs that were expensed in its historical condensed statement of operations for the twelve months ended June 30, 2024 and Rafael incurred $62 thousand in transaction costs that were expensed in its historical consolidated statement of operations for the fiscal year ended July 31, 2024. This cost item is not expected to recur beyond twelve months of the Merger. Refer to adjustment D above to the unaudited pro forma condensed combined balance sheet for the composition of the amounts shown in this entry.

DD.	Reflects the elimination of approximately $0.4 million of realized gains recognized by Rafael in its historical consolidated statement of operations for the fiscal year ended July 31, 2024 from its exercise, in October 2023, of Cyclo warrants purchased in May 2023.

EE.	Reflects the elimination of approximately $1.0 million for Cyclo’s change in fair value of the Cyclo Convertible Notes recorded by Cyclo on its historical condensed statement of operations for the six months ended December 31, 2024, the elimination of approximately $0.7 million of loss for Cyclo’s change in fair value of the Cyclo Convertible Notes recorded by Cyclo on its historical condensed statement of operations for the twelve months ended June 30, 2024, the elimination of approximately $1.1 million of loss for Rafael’s change in fair value of the Cyclo Convertible Notes recorded by Rafael on its historical condensed statement of operations for the six months ended January 31, 2025 and the elimination of approximately $1.2 million of gain for Rafael’s change in fair value of the Cyclo Convertible Notes recorded by Rafael on its historical condensed statement of operations for the fiscal year ended July 31, 2024.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FF.	Reflects the impact on the unaudited pro forma condensed combined statement of operations of the issuance of 7,132,228 shares of Rafael Class B Common Stock as consideration transferred for 20,234,468 shares of Cyclo Common Stock upon consummation of the Merger.

Adjustments related to the Cornerstone Restructuring

GG.	Represents the elimination of interest expense related to Cornerstone’s RFL Line of Credit that has been converted into Cornerstone’s common stock in the Cornerstone Restructuring of $1.4 million for the fiscal year ended July 31, 2024.

HH.	Represents the elimination of interest expense related to Cornerstone’s 2023 Promissory Note that has been converted into Cornerstone’s common stock in the Cornerstone Restructuring of $0.1 million for the fiscal year ended July 31, 2024.

HH1.	Represents the elimination of Rafael’s interest income related to the 2023 Promissory Note that has been converted into Cornerstone’s common stock in the Cornerstone Restructuring of $0.1 million for the fiscal year ended July 31, 2024.

II.	Represents the elimination of interest expense related to Cornerstone’s Series C Convertible Notes that have been converted into Cornerstone’s common stock in the Cornerstone Restructuring of $0.2 million for the fiscal year ended July 31, 2024.

II1.	Represents the recognition of implied interest on Cornerstone’s Series C Convertible Notes that have been modified in the Restructuring of $2 thousand for the fiscal year ended July 31, 2024, as these notes are recorded at their fair values as of the date of the Cornerstone Acquisition.

JJ.	Represents the elimination of Cornerstone’s amortization of deferred debt issuance costs related to the RPF Line of Credit that has been modified in the Cornerstone Restructuring of $4.8 million and the elimination of the change in fair value of derivative liabilities related to the anti-dilution provision of the RPF Line of Credit that was terminated in the Cornerstone Restructuring of $2.1 million for the fiscal year ended July 31, 2024.

Adjustments related to the Cornerstone Acquisition

KK.	Represents the recognition of the implied interest on a creditor payable, recognized by Rafael at its fair value in the Cornerstone Acquisition, of $0.4 million for the fiscal year ended July 31, 2024.

LL.	Represents the adjustment to the net loss attributable to noncontrolling interests of Cornerstone of $0.9 million for the fiscal year ended July 31, 2024, as if the Cornerstone Acquisition had taken place on August 1, 2023.